UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2025

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 500

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

New Officer Appointments

On May 8, 2025 (“the Announcement Date”), the Company announced the appointments of James Cabral as Chief Operating Officer and Jason Moos as Chief Financial Officer (the “CFO Appointment” and the “COO Appointment”, respectively), as well as David Schachter as Vice President of Business Development.

Mr. Cabral, age 52, brings a wealth of experience in leading high-performance go-to-market teams. With a track record of success at both early-stage startups and large public companies, Mr. Cabral most recently served at Warehouse Exchange as Chief Operating Officer from July 2024 to April 2025 and Chief Revenue Officer from March 2021 to July 2024. There, he oversaw sales, marketing, and operations for a platform dedicated to optimizing commercial real estate usage. Prior to that, he held key executive roles at Gordian—where he led the RSMeans division through its acquisition by Fortive—and OneSource, where he played a pivotal role in guiding the company through a successful acquisition.

Mr. Moos, age 45, brings over 20 years of financial and operational leadership. Mr. Moos previously served as the Chief Financial Officer at Fleetworthy Solutions from July 2024 through March 2025, where he led two major acquisitions and expanded the company’s market presence in the fleet software sector. Prior to that role, he held senior leadership roles over 12 years at SMS Assist, including as Chief Financial Officer from February 2022 to March 2024, Executive Vice President, Finance & Accounting from February 2021 to February 2022 and Vice President Finance May 2016 to February 2021, where he was instrumental in scaling the company’s revenue and driving one of the largest private-to-private deals in proptech history. Mr. Moos is a CPA and holds a Bachelor’s Degree from Miami University, with a deep background in mergers and acquisitions, financial strategy, and operational growth.

COO Offer Letter

In connection with the COO Appointment, the Company and Mr. Cabral agreed to an offer letter (the “COO Offer Letter”). The Company has agreed to pay Mr. Cabral a base salary of $275,000 per year and is generally eligible to participate in the Company’s regular medical, dental, vision, disability, and life insurance benefits.

There are no transactions between the Company and Mr. Cabral that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Cabral and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Cabral and any other persons pursuant to which Mr. Cabral was selected as an officer and director.

The foregoing description of the COO Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text, a copy of which has been attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

CFO Offer Letter

In connection with the CFO Appointment, the Company and Mr. Moos agreed to an offer letter (the “CFO Offer Letter”). The Company has agreed to pay Mr. Moos a base salary of $350,000 per year and make him eligible for an annual discretionary performance bonus based on achieving specific to be determined metrics or goals, with a target of 50% of then-applicable base salary.

The Company has also agreed to grant Mr. Moos 953,613 restricted stock units (“RSUs”) under the Company’s 2022 Amended and Restated Long-Term Incentive Plan (the “Plan”). The RSUs will vest over a four-year period, with 25% vesting after 12 months of continuous service and the remaining 75% vesting in equal quarterly installments over the following three years.

Additionally, the Company has agreed to grant Mr. Moos 953,613 RSU under the Plan representing the right to receive Common Shares upon milestone-based vesting as follows:

●	Milestone 1: 158,936 RSUs will vest if the Common Share price achieves and sustains an average closing price above $0.25 for 180 consecutive trading days.

●	Milestone 2: An additional 158,936 RSUs will vest if the Common Share price achieves and sustains an average closing price above $0.35 for 180 consecutive trading days.

●	Milestone 3: An additional 158,936 RSUs will vest if the Common Share price achieves and sustains an average closing price above $0.45 for 180 consecutive trading days.

●	Milestone 4: An additional 158,936 RSUs will vest if the Common Share price achieves and sustains an average closing price above $0.55 for 180 consecutive trading days.

●	Milestone 5: An additional 158,936 RSUs will vest if the Common Share price achieves and sustains an average closing price above $0.65 for 180 consecutive trading days.

●	Milestone 6: An additional 158,936 RSUs will vest if the Common Share price achieves and sustains an average closing price above $0.75 for 180 consecutive trading days.

The Company intends to enter into customary grant agreements with Mr. Moos to evidence the grants of the RSUs which will contain customary terms and conditions, including repurchase rights and obligations upon a separation event (the “Award Agreements”).

Mr. Moos is generally eligible to participate in the Company’s regular medical, dental, vision, disability, and life insurance benefits. He is also subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including two years post-employment non-competition and non-solicitation of employees and customer provisions (together, the “Confidentiality Provisions”).

There are no transactions between the Company and Mr. Moos that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Moos and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Further, there is no arrangement or understanding between Mr. Moos and any other persons pursuant to which Mr. Moos was selected as an officer and director.

The foregoing description of the CFO Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text, a copy of which has been attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Separation Agreement

As previously reported, the Board and Paul Sykes, the Company’s Former Chief Financial Officer, reached an understanding regarding his decision to separate from SpringBig Holdings, Inc. (the “Company”) pursuant to a Separation and Release of Claims Agreement (the “Sykes Separation Agreement”) pursuant to which the last day of service for Mr. Sykes as the CFO of the Company was set to be June 14, 2025.

On May 7, 2025 (the “Execution Date”), the Company and Mr. Sykes entered into the First Amendment to the Sykes Separation Agreement, which revised the terms of the original Sykes Separation Agreement as follows: (i) the separation date for Mr. Sykes was set as the Execution Date, (ii) Mr. Sykes will be entitled to a revised bonus of $120,000, payable in twelve equal semimonthly installments and (iii) the Company will no longer accelerate the unvested restricted stock units previously granted to Mr. Sykes pursuant to its 2022 Long-Term Incentive Plan. All other terms of the original agreement remain in effect.

Item 7.01 Regulation FD Disclosure.

On the Announcement Date, the Company issued a press release announcing the COO Appointment and the CFO Appointment, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
10.1	Offer Letter between SpringBig Holdings, Inc. and James Cabral.
10.2	Offer Letter between SpringBig Holdings, Inc. and Jason Moos.
99.1	Press Release issued by SpringBig Holdings, Inc. on May 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

May 13, 2025	By:	/s/ Jaret Christopher
		Name:	Jaret Christopher
		Title:	Chief Executive Officer

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